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                                                                     Exhibit 8.1



                    Opinion of Orrick, Herrington & Sutcliffe
                       With Respect To Certain Tax Matters
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                                                                     EXHIBIT 8.1

                                                               December 13, 1996

EQCC Receivables Corporation
EQCC Asset Backed Corporation
c/o EquiCredit Corporation of America
10401 Deerwood Park Blvd.
Jacksonville, Florida 32256-0505

Ladies and Gentlemen:

     We have advised EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Registrants") with respect to certain federal income tax aspects of the issuance by the Registrants of their EQCC Home Equity Loan Asset Backed Certificates and EquiCredit Funding Asset Backed Certificates, issuable in series (the "Certificates"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 33-99344) as prepared for filing by the Registrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on August 23, 1996 (the "Incorporated Registration Statement"), which Incorporated Registration Statement has been incorporated by reference into the Registration Statement on Form S-3 as prepared for filing by the Registrants with the Securities and Exchange Commission under the Act on the date hereof pursuant to Rule 462(b). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

     This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Certificates with numerous different characteristics, the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, (including this opinion) as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE

                                          ORRICK, HERRINGTON & SUTCLIFFE